STANDARD COMMERCIAL CORPORATION                                       Exhibit 21
SUBSIDIARIES AND AFFILIATES at March 31, 2001

                                                                           State or Country
     Name of Company                                                        of Organization
     ---------------                                                        ---------------
     Standard Commercial Corporation                                         North Carolina

       Standard Commercial Tobacco Co. Inc.                                  North Carolina
         W. A. Adams Company                                                 North Carolina
         Transcatab SpA                                                      Italy
         Exportadora de Tobaco de Honduras S.A. de C.V.                      Honduras

         Carolina Trading Corporation                                        North Carolina
         CRES Tobacco Company Inc                                            North Carolina
         CRES Neva Co. Ltd.                                                  Russia
         Cres Trading                                                        Russia
         Jas. I. Miller Tobacco Co. Ltd.                                     Jamaica

         Standard Commercial Services Inc.                                   North Carolina
         Stancom Tanzania (Jersey) Ltd                                       Jersey
         Stancom Tobacco Services Ltd.                                       Tanzania
            Tanzanian Tobacco Processors Inc.                                Tanzania

         Standard Commercial SA                                              Switzerland
           Standard Commercial Hellas ESE                                    Greece
           Spierer Tutun Ihracat Sanayi Ticaret A.S.                         Turkey

         Standard Commercial Tobacco Company of Canada Ltd.                  Canada
           British Leaf Tobacco Company of Canada Ltd.                       Canada

         Standard Commercial Tobacco Company (UK) Ltd.                       United Kingdom

            N.G. Fleming Ltd.                                                United Kingdom
            Siemssen Threshie (Malawi) Ltd.                                  Malawi

            Stancom Tobacco Company (Malawi) Ltd.                            Malawi
            Tobacco Processors (Lilongwe) Ltd.                               Malawi

            Trans-Continental Tobacco India Pvt Ltd                          India

            Stancom Tobacco Services (Zambia) Ltd                            Zambia

         Standard Commercial Tobacco Services (UK) Ltd.                      United Kingdom

STANDARD COMMERCIAL CORPORATION                                       Exhibit 21
SUBSIDIARIES AND AFFILIATES at March 31, 2001

                                                                           State or Country
     Name of Company                                                        of Organization
     ---------------                                                        ---------------
     Standard Commercial Corporation (continued)                             North Carolina
       Standard Commercial Tobacco Co. Inc. (continued)                      North Carolina

         Trans-Continental Leaf Tobacco Corporation                          Leichtenstein
           AOZT Transcontinental Leaf Tobacco Corporation                    Russia
           Esaltab (Zimbabwe) (Pvt.) Ltd                                     Zimbabwe
           Siam Tobacco Export Corporation Ltd.                              Thailand
           Stancom Tobacco (Private) Ltd                                     Zimbabwe
             Combined Tobacco Buyers (Private) Ltd                           Zimbabwe
             Tobacco Development Company of Africa (Private) Ltd             Zimbabwe
             Tobacco Processors (Zimbabwe) (Private) Ltd                     Zimbabwe
           Adams International Ltd.                                          Thailand
           Meridional deTabacos Ltda                                         Brazil
           Standard Brazil Ltd                                               Jersey
           Trans-Continental Participacoes e Empreendimentos Ltda.           Brazil
           World Wide Tobacco Espana S.A.                                    Spain

         Werkhof GmbH                                                        Germany
           Bela Duty Free Import-Export GmbH                                 Germany

         Standard Wool Inc.                                                  Delaware
           Advhus Gestion Societe Civile                                     France
           Standard Wool France S.A.                                         France
             Peignage de la Tossee S.A.                                      France
             Standard Wool Deutschland GmbH                                  Germany
              Lanimex Trading GmbH                                           Germany
              Prolaine Wollhandels GmbH                                      Germany
              Lohmann & Company Wollhandel GmbH                              Germany
           Standard Wool South Africa (Pty.) Ltd                             South Africa
           Standard Wool Australia (Pty.) Ltd.                               Australia
            Hulme Wool Scouring Co. (1938) Pty. Ltd.                         Australia
            Standard Wool Farming (Pty.) Ltd.                                Australia
            Mascot Wools (Pty.) Ltd.                                         Australia
            S H Allen & Sons (Pty.) Ltd.                                     Australia
            Stawool Brokers (Pty.) Ltd.                                      Australia
            Independent Wool Dumpers (Pty.) Ltd.                             Australia
            Jandakot Wool Washing Company (Pty.) Ltd.                        Australia
           Standard Wool Holdings S.A.                                       Argentina
            Roca SACIF                                                       Argentina
            Standard Wool Argentina                                          Argentina
            Pole Fueguina S.A.                                               Argentina
         Standard Wool (NZ) Limited                                          New Zealand
          De Spa & Co. Ltd.                                                  New Zealand
          Ferrier Woolscours (Canterbury) Ltd.                               New Zealand
         Standard Wool (UK) Ltd.                                             United Kingdom
          Jacomb Hoare (Bradford) Ltd.                                       United Kingdom
          Thomas Chadwick & Sons Ltd.                                        United Kingdom
          Standard Wool (Chile) S.A.                                         Chile
         Tentler & Co. B.V.                                                  Netherlands